
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial inforamtion extracted from Cash Plus 5
Financial Statements for the nine months ended September 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                       1,840,671
<SECURITIES>                                   652,726
<RECEIVABLES>                                   19,102<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                      22,854,223<F2>
<DEPRECIATION>                                (78,439)<F3>
<TOTAL-ASSETS>                              25,288,283
<CURRENT-LIABILITIES>                           10,277
<BONDS>                                              0
<PREFERRED-MANDATORY>                         25,278,006<F4>
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                25,288,283
<SALES>                                              0
<TOTAL-REVENUES>                               852,040<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               248,250<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   603,790<F7>
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Includes all receivables included in "other assets" on the Balance Sheet.
<F2>Includes investment in J.V. of $20,971,677 and costs related to the acquisition of the asset underlying the investment $1,882,546.
<F3>Represents amortization of costs related to the acquisition of the asset underlying the investment.
<F4>Deficit of General Partners ($47,802), limited Partners of $25,325,808.
<F5>Includes all revenues of the Partnership.
<F6>Includes all expenses of the Partnership.
<F7>Net income allocated $6,038 to the General Partners and $597,752 to the
Limited Partners.  Average net income is $.29 on 2,060,450 Units outstanding.

